Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007*	September 30, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,081,593	$8,370,469
Marketable securities	8,137,020	6,042,140
Accounts receivable, net of allowance	2,162,521	2,541,492
Deferred income taxes, net	68,538	111,401
Income taxes receivable	145,253	—
Prepaid revenue share, expenses and other assets	694,213	897,349

Total current assets	17,289,138	17,962,851
Prepaid revenue share, expenses and other assets, non-current	168,530	426,478
Deferred income taxes, net, non-current	33,219	165,448
Non-marketable equity securities	1,059,694	1,100,896
Property and equipment, net	4,039,261	5,213,167
Intangible assets, net	446,596	1,047,717
Goodwill	2,299,368	4,821,646

Total assets	$25,335,806	$30,738,203

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$282,106	$240,706
Accrued compensation and benefits	588,390	622,658
Accrued expenses and other current liabilities	465,032	532,627
Accrued revenue share	522,001	515,949
Deferred revenue	178,073	200,378
Income taxes payable	—	99,959

Total current liabilities	2,035,602	2,212,277
Deferred revenue, non-current	30,249	29,992
Deferred income taxes, net, non-current	—	20,420
Income taxes payable, non-current	478,372	783,348
Other long-term liabilities	101,904	161,075
Stockholders’ equity:
Common stock	313	315
Additional paid-in capital	13,241,221	14,194,197
Accumulated other comprehensive income	113,373	101,162
Retained earnings	9,334,772	13,235,417

Total stockholders’ equity	22,689,679	27,531,091

Total liabilities and stockholders’ equity	$25,335,806	$30,738,203

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
	(unaudited)
Revenues	$4,231,351	$5,541,391	$11,767,307	$16,094,646
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $4,031, $10,729, $16,080, $29,240)	1,662,579	2,173,390	4,693,261	6,431,501
Research and development (including stock-based compensation expense of $130,655, $169,263, $408,425, $550,343)	548,712	704,571	1,489,202	2,059,851
Sales and marketing (including stock-based compensation expense of $29,918, $64,497, $93,553, $149,666)	380,820	508,801	1,038,976	1,440,252
General and administrative (including stock-based compensation expense of $33,352, $35,550, $105,288, $104,345)	321,398	411,964	902,202	1,296,178

Total costs and expenses	2,913,509	3,798,726	8,123,641	11,227,782

Income from operations	1,317,842	1,742,665	3,643,666	4,866,864
Interest income and other, net	154,428	21,217	422,287	246,485

Income before income taxes	1,472,270	1,763,882	4,065,953	5,113,349
Provision for income taxes	402,281	417,715	1,068,682	1,212,704

Net income	$1,069,989	$1,346,167	$2,997,271	$3,900,645

Net income per share - basic	$3.44	$4.28	$9.66	$12.43

Net income per share - diluted	$3.38	$4.24	$9.50	$12.28

Shares used in per share calculation - basic	311,221	314,241	310,324	313,729

Shares used in per share calculation - diluted	316,576	317,776	315,638	317,730

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
	(unaudited)
Operating activities
Net income	$1,069,989	$1,346,167	$2,997,271	$3,900,645
Adjustments:
Depreciation and amortization of property and equipment	207,415	309,482	565,841	898,762
Amortization of intangibles and other	41,960	76,764	111,881	215,615
Stock-based compensation	197,956	280,039	623,346	833,594
Excess tax benefits from stock-based award activity	(58,762)	(19,791)	(238,577)	(114,770)
Deferred income taxes	(2,079)	20,164	(184,520)	(85,726)
Other, net	(7,180)	10,169	(7,215)	(14,488)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(234,391)	78,049	(559,425)	(218,326)
Income taxes, net	99,720	24,314	615,568	552,673
Prepaid revenue share, expenses and other assets	(29,738)	42,744	(237,262)	(140,059)
Accounts payable	94,817	(191,402)	20,155	(152,165)
Accrued expenses and other liabilities	185,641	185,133	206,522	37,882
Accrued revenue share	54,294	12,017	136,446	(4,433)
Deferred revenue	13,001	11,106	32,131	21,354

Net cash provided by operating activities	1,632,643	2,184,955	4,082,162	5,730,558

Investing activities
Purchases of property and equipment	(552,640)	(451,503)	(1,724,631)	(1,990,617)
Purchases of marketable securities	(4,412,277)	(2,892,983)	(11,756,147)	(7,814,293)
Maturities and sales of marketable securities	4,501,783	2,218,344	11,519,001	9,634,903
Investments in non-marketable equity securities	(11,000)	(35,377)	(21,288)	(44,869)
Acquisitions, net of cash acquired, proceeds received from divestiture, and purchases of intangible and other assets	(615,552)	24,562	(823,092)	(3,287,708)

Net cash used in investing activities	(1,089,686)	(1,136,957)	(2,806,157)	(3,502,584)

Financing activities
Net proceeds (payments) related to stock-based award activity	(9,751)	(15,506)	19,073	(38,252)
Excess tax benefits from stock-based award activity	58,762	19,791	238,577	114,770

Net cash provided by financing activities	49,011	4,285	257,650	76,518

Effect of exchange rate changes on cash and cash equivalents	20,784	(45,350)	28,078	(15,616)
Net increase in cash and cash equivalents	612,752	1,006,933	1,561,733	2,288,876
Cash and cash equivalents at beginning of period	4,493,652	7,363,536	3,544,671	6,081,593

Cash and cash equivalents at end of period	$5,106,404	$8,370,469	$5,106,404	$8,370,469

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Advertising revenues:
Google web sites	$2,734,756	$3,672,111	$7,503,167	$10,602,660
Google Network web sites	1,454,721	1,679,861	4,152,102	5,021,283

Total advertising revenues	4,189,477	5,351,972	11,655,269	15,623,943
Licensing and other revenues	41,874	189,419	112,038	470,703

Revenues	$4,231,351	$5,541,391	$11,767,307	$16,094,646

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Advertising revenues:
Google web sites	65%	67%	64%	66%
Google Network web sites	34%	30%	35%	31%

Total advertising revenues	99%	97%	99%	97%
Licensing and other revenues	1%	3%	1%	3%

Revenues	100%	100%	100%	100%